CUMBERLAND PHARMACEUTICALS REPORTS
THIRD QUARTER FINANCIAL RESULTS

- Omeclamox-Pak® introduced as fourth commercial product

NASHVILLE, TN (Tuesday, November 5, 2013) - Cumberland Pharmaceuticals Inc. (NASDAQ: CPIX), a specialty pharmaceutical company focused on hospital acute care and gastroenterology, today announced third quarter 2013 financial results.
Net Revenue: For the three months ended September 30, 2013, net revenue was $6.5 million compared to $12.5 million for the prior year period. Net revenue was $3.8 million for Acetadote, $2.2 million for Kristalose and $0.5 million for Caldolor.

For the nine months ended September 30, 2013, net revenue was $23.9 million compared with $35.2 million for the nine months ended September 30, 2012.
Operating Expenses: Total operating expenses for the three months ended September 30, 2013, were $8.0 million compared to $9.6 million during the prior year period.
For the nine months ended September 30, 2013, operating expenses were $25.2 million compared to $29.6 million for the prior year period.
Net Income (Loss): Net income (loss) attributable to common shareholders for the three months ended September 30, 2013, was $(0.8) million, or $(0.04) per diluted share.

For the nine months ended September 30, 2013, net income attributable to common shareholders was
$(0.6) million, or $(0.03) per diluted share.
Cash Flow: Operating cash flows for the nine months ended September 30, 2013, were $0.9 million, compared to $5.1 million, for the prior year period.
Balance Sheet: As of September 30, 2013, Cumberland had $65.2 million in cash and marketable securities, with approximately $46.0 million in cash and equivalents and $19.2 million in marketable securities. Total assets at September 30, 2013, were $91.9 million.

"The recent addition of Omeclamox-Pak reflects our commitment to the expansion of our product portfolio and to help improve patient care,” said A.J. Kazimi, Chief Executive Officer of Cumberland Pharmaceuticals. “This important new development also reflects the successful implementation of our strategic plan.”

Product Highlights
Caldolor®

Posters with data from three Caldolor studies were presented at the Annual Meeting of the American Society of Anesthesiologists in San Francisco in October 2013. The poster presentations were presented by Dr. Alberto Uribe, Post-Doctoral Researcher, Department of Anesthesiology, Wexner Medical Center at the Ohio State University.
A poster entitled "Multicenter, Open-label Surveillance Trials to Evaluate the Safety and Efficacy of a Shortened Infusion Time of Intravenous Ibuprofen" was presented. Two registry studies made up this presentation. In the first registry study eligible patients were enrolled to receive one of two dose strengths (400 mg for treatment of fever, 800 mg for treatment of pain) of intravenous ibuprofen for up to a 24- hour dosing period. One hundred fifty patients from 13 clinical sites were enrolled in this study. Intravenous ibuprofen reduced fever and pain and the shortened infusion time was well tolerated.
The second registry study was a phase IV multi-center, open-label surveillance clinical study to assess the safety of ibuprofen administered intravenously over five to ten minutes to adult hospitalized patients undergoing surgical procedures. Eligible patients were enrolled to receive 800 mg of intravenous ibuprofen administered at induction of anesthesia and could continue Caldolor therapy for up to 24 hours. Three hundred patients from 21 clinical sites were enrolled in this study. The shortened infusion time was well tolerated.
Another poster presentation was entitled "A Pilot Study to Determine the Efficacy of Intravenous Ibuprofen for Pain Control Following Arthroscopic Knee Surgery" This study was conducted at the Ohio State University Medical Center. The study enrolled fifty-one patients and the results indicate, compared to patients receiving ketorolac, patients receiving intravenous ibuprofen experienced less postoperative pain prior to discharge. Patients receiving Caldolor also needed fewer narcotics and were less likely to require narcotics prior to discharge. This data supports the benefits of using Caldolor in a pre-emptive model of multimodal analgesia.

Omeclamox-Pak®

Cumberland recently announced an agreement with Pernix Therapeutics LLC for the promotion of Omeclamox-Pak covering the United States. Omeclamox-Pak is a branded prescription product that combines omeprazole, amoxicillin and clarithromycin for the treatment of Helicobacter pylori (H. pylori) infection and duodenal ulcer disease. It is the only FDA approved triple combination medication to contain omeprazole as the proton pump inhibitor and is prescribed over a shortened treatment period of ten days.

Under the terms of the agreement, Cumberland will promote the product to gastroenterologists across the United States through its field sales force, which also promotes its Kristalose brand. Pernix will promote the product through its specialty sales force focusing on select primary care physicians. The companies will cooperate in the marketing and other activities needed to support the commercialization of the brand.

Conference Call and Webcast
A conference call and live Internet webcast will be held on Tuesday, November 5, 2013 at 4:30 p.m. Eastern Time to discuss the Company's third quarter 2013 financial results. To participate in the call, please dial 877-303-1298 (for U.S. callers) or 253-237-1032 (for international callers). A rebroadcast of the teleconference will be available for one week and can be accessed by dialing 855-859-2056 (for U.S. callers) or 404-537-3406 (for international callers). The Conference ID for the rebroadcast is 91716682. The live webcast and rebroadcast can be accessed via Cumberland's website at http://investor.shareholder.com/cpix/events.cfm.

About Cumberland Pharmaceuticals
Cumberland Pharmaceuticals Inc. is a specialty pharmaceutical company focused on the acquisition, development and commercialization of branded prescription products. The Company's primary target markets include hospital acute care and gastroenterology. Cumberland's marketed products include Acetadote® (acetylcysteine) Injection for the treatment of acetaminophen poisoning, Caldolor® (ibuprofen) Injection, the first injectable treatment for pain and fever approved in the United States, Kristalose® (lactulose) for Oral Solution, a prescription laxative and Omeclamox-Pak® for the treatment of H. pylori and duodenal ulcer disease to eradicate H. pylori. Cumberland is dedicated to providing innovative products that improve quality of care for patients. For more information on Cumberland, please visit the Company’s website at www.cumberlandpharma.com.

About Acetadote
Acetadote is an antidote for acetaminophen overdose indicated to prevent or lessen hepatic injury after ingestion of a potentially hepatotoxic quantity of acetaminophen. Used in the emergency department, Acetadote is approved in the United States to treat overdose of acetaminophen, a common ingredient in many over-the-counter medications. Acetadote is contraindicated in patients with hypersensitivity or previous anaphylactoid reactions to acetylcysteine or any components of the preparation. Serious anaphylactoid reactions, including death in a patient with asthma, have been reported in patients administered acetylcysteine intravenously. Acetadote should be used with caution in patients with asthma or where there is a history of bronchospasm. The total volume administered should be adjusted for patients weighing less than 40 kg and for those requiring fluid restriction. To avoid fluid overload, the volume of diluent should be reduced as needed. If volume is not adjusted, fluid overload can occur, potentially resulting in hyponatremia, seizure and death. For full prescribing information, visit www.acetadote.com.

About Caldolor
Caldolor is indicated for the management of mild to moderate pain and management of moderate to severe pain as an adjunct to opioid analgesics, as well as the reduction of fever in adults. It was the first FDA-approved intravenous therapy for fever. Caldolor is contraindicated in patients with known hypersensitivity to ibuprofen or other NSAIDs, patients with asthma, urticarial, or allergic type reactions after taking aspirin or other NSAIDs. Caldolor is contraindicated for use during the peri-operative period in the setting of coronary artery bypass graft (CABG) surgery. Caldolor should be used with caution in patients with prior history of ulcer disease or GI bleeding, in patients with fluid retention or heart failure, in the elderly, those with renal impairment, heart failure, liver impairment, and those taking diuretics or ACE inhibitors. Blood pressure should be monitored during treatment with Caldolor. For full prescribing information, including boxed warning, visit www.caldolor.com.

About Kristalose
Kristalose is indicated for the treatment of acute and chronic constipation. It is a unique, proprietary, crystalline form of lactulose, with no restrictions on length of therapy or patient age. Initial dosing may produce flatulence and intestinal cramps, which are usually transient. Excessive dosage can lead to diarrhea with potential complications such as loss of fluids, hypokalemia and hypernatremia. Nausea and vomiting have been reported. Use with caution in diabetics. Kristalose is contraindicated in patients who require a low-galactose diet. Elderly, debilitated patients who receive lactulose for more than six months should have serum electrolytes (potassium, chloride, carbon dioxide) measured periodically. For full prescribing information, visit www.kristalose.com.

About Omeclamox-Pak®

Omeprazole is an antisecretory drug, which works by decreasing the amount of acid the stomach produces. Clarithromycin and amoxicillin are antibacterial drugs, which inhibit the growth of bacteria allowing the stomach lining to heal. Omeclamox-Pak is contraindicated in patients with a history of hypersensitivity to omeprazole, any macrolide antibiotic or penicillin. The safety and effectiveness of Omeclamox-Pak in the pediatric population has not yet been established. Omeclamox-Pak was approved by the U.S. Food and Drug Administration in 2011.

About Helicobacter pylori

H. pylori is a bacterium acquired largely by people living in developing countries. Researchers suspect the bacteria are passed through contact with human saliva and waste, or contaminated food and water. If H. pylori is left untreated, it can damage the stomach and small intestine wall causing peptic ulcer disease, specifically duodenal ulcers. Symptoms of H. pylori-induced duodenal ulcers generally surface in adults and may include burning pain in the abdomen, nausea, vomiting, bloating, and weight loss. Nearly two-thirds of the world population is infected with H. pylori, including 50 percent of adults older than age 60 and 20 percent of adults under 40 years old.

About Duodenal Ulcers

Despite common belief, healthcare providers do not attribute the cause of duodenal ulcers to stress, alcohol consumption or spicy foods, though all can further inflame the small intestine wall. Patients with duodenal ulcers caused by H. pylori can be diagnosed through a series of simple tests, including blood, urea breath and stool antigen sampling. Other more invasive procedures can include both an upper gastrointestinal (GI) series and endoscopy. Patients who suffer severe abdominal pains, or blood in stool or vomit, may have ulcers which perforated the duodenal wall.

Forward-Looking Statements
This press release contains forward-looking statements, which are subject to certain risks and reflect Cumberland's current views on future events based on what it believes are reasonable assumptions. No assurance can be given that these events will occur. As with any business, all phases of Cumberland's operations are subject to factors outside of its control, and any one or combination of these factors could materially affect Cumberland's results of operations. These factors include market conditions, competition, an inability of manufacturers to produce Cumberland's products on a timely basis or failure of manufacturers to comply with regulations applicable to pharmaceutical manufacturers, maintaining an effective sales and marketing infrastructure and other factors discussed in the Company's most recent Form 10-K and subsequent 10-Q's as filed with the SEC. There can be no assurance that results anticipated by the Company will be realized or that they will have the expected effects. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to publicly revise these statements to reflect events after the date hereof.

Investor Contact:	Media Contact:
Elizabeth Davis	Rebecca Kirkham
Corporate Relations	Lovell Communications
(615) 255-0068	(615) 297-7766

SOURCE: Cumberland Pharmaceuticals Inc.

- MORE -

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$46,011,203	$54,349,381
Marketable securities	19,163,442	16,686,136
Accounts receivable, net of allowances	4,194,415	6,017,201
Inventories	5,435,613	6,218,355
Other current assets	3,465,791	3,961,169
Total current assets	78,270,464	87,232,242
Property and equipment, net	975,016	1,188,914
Intangible assets, net	11,235,866	9,476,798
Other assets	1,429,951	695,777
Total assets	$91,911,297	$98,593,731
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,272,018	$2,790,554
Other current liabilities	3,139,884	5,264,806
Total current liabilities	5,411,902	8,055,360
Revolving line of credit	4,859,951	4,359,951
Other long-term liabilities	707,062	611,933
Total liabilities	10,978,915	13,027,244
Commitments and contingencies
Equity:
Shareholders’ equity:
Common stock—no par value; 100,000,000 shares authorized; 18,157,957 and 18,937,107 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	63,203,085	67,197,167
Retained earnings	17,894,903	18,499,154
Total shareholders’ equity	81,097,988	85,696,321
Noncontrolling interests	(165,606)	(129,834)
Total equity	80,932,382	85,566,487
Total liabilities and equity	$91,911,297	$98,593,731

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012
Net revenues	$6,528,575	$12,531,719	$23,867,795	$35,154,871
Costs and expenses:
Cost of products sold	1,030,943	921,862	3,294,411	2,873,417
Selling and marketing	3,410,205	4,914,551	10,626,193	15,387,068
Research and development	1,440,584	1,696,592	4,276,206	4,653,957
General and administrative	1,958,629	1,890,849	6,389,569	6,303,392
Amortization	202,982	128,702	610,677	371,928
Total costs and expenses	8,043,343	9,552,556	25,197,056	29,589,762
Operating (loss) income	(1,514,768)	2,979,163	(1,329,261)	5,565,109
Interest income	20,350	107,719	161,709	256,074
Interest expense	(24,286)	(17,222)	(62,721)	(56,369)
(Loss) income before income taxes	(1,518,704)	3,069,660	(1,230,273)	5,764,814
Income tax benefit (expense)	686,209	(1,207,504)	590,250	(1,752,563)
Net (loss) income	(832,495)	1,862,156	(640,023)	4,012,251
Net loss at subsidiary attributable to noncontrolling interests	12,553	7,338	35,772	24,741
Net (loss) income attributable to common shareholders	$(819,942)	$1,869,494	$(604,251)	$4,036,992
Earnings (loss) per share attributable to common shareholders
- basic	$(0.04)	$0.10	$(0.03)	$0.20
- diluted	$(0.04)	$0.10	$(0.03)	$0.20
Weighted-average shares outstanding
- basic	18,233,407	19,432,715	18,420,465	19,737,216
- diluted	18,233,407	19,670,741	18,420,465	19,969,051

Comprehensive (loss) income	$(832,495)	$1,862,156	$(640,023)	$4,012,251

CUMBERLAND PHARMACEUTICALS INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine months ended September 30,
	2013	2012
Cash flows from operating activities:
Net (loss) income	$(640,023)	$4,012,251
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	917,012	664,369
Deferred tax benefit	(76,332)	—
Share-based compensation	480,806	556,704
Excess tax expense (benefit) derived from exercise of stock options	511,908	(2,176,222)
Noncash interest expense	12,038	16,050
Noncash investment losses (gains)	135,296	(99,286)
Net changes in assets and liabilities affecting operating activities:
Accounts receivable	1,822,786	1,615,435
Inventory	782,742	(1,736,947)
Other current assets and other assets	(177,754)	(1,228,382)
Accounts payable and other current liabilities	(2,942,455)	4,178,708
Other long-term liabilities	112,737	(655,201)
Net cash provided by operating activities	938,761	5,147,479
Cash flows from investing activities:
Additions to property and equipment	(92,435)	(293,693)
Purchases of marketable securities	(4,371,508)	(18,849,492)
Proceeds from sale of marketable securities	1,758,906	389,302
Additions to intangible assets	(2,600,266)	(1,621,100)
Net cash used in investment activities	(5,305,303)	(20,374,983)
Cash flows from financing activities:
Net borrowings (repayments) on line of credit	500,000	(500,000)
Exercise of stock options	(41,292)	580,101
Excess tax (expense) benefit derived from exercise of stock options	(511,908)	2,176,222
Repurchase of common shares	(3,918,436)	(6,826,394)
Net cash used in financing activities	(3,971,636)	(4,570,071)
Net decrease in cash and cash equivalents	(8,338,178)	(19,797,575)
Cash and cash equivalents at beginning of period	54,349,381	70,599,146
Cash and cash equivalents at end of period	$46,011,203	$50,801,571
Supplemental disclosure of cash flow information:
Non-cash investing and financing activities:
Net change in unpaid additions to intangibles, property and equipment	$230,522	$95,272